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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):   August 2, 1999

                          BENCHMARK ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

                TEXAS                                1-10560                              74-2211011
    (State or other jurisdiction                   (Commission                         (I.R.S. Employer
          of incorporation)                        File Number)                      Indentification No.)


                  3000 TECHNOLOGY DRIVE, ANGLETON, TEXAS                                    77515
                 (Address of principal executive offices)                                 (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (409) 849-6550

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ITEM 5.  OTHER EVENTS.

     On July 2, 1999, Benchmark Electronics, Inc. (Benchmark) and J.M. Huber Corporation (the Seller) announced they had entered into a Stock Purchase Agreement. The Stock Purchase Agreement provides for Benchmark to acquire all of the outstanding capital stock of (a) AVEX Electronics, Inc., an Alabama corporation and a wholly owned subsidiary of the Seller (AVEX), and (b) a wholly owned subsidiary of the Seller to be formed under the laws of the Netherlands (Holdings). Holdings is being formed for the purpose of succeeding to the ownership of certain non-U.S. holding and operating companies which currently are owned by another entity owned by the Seller. AVEX and Holdings together will constitute the system of operating and holding companies through which AVEX has conducted its global contract manufacturing business. AVEX and Holdings have manufacturing plants or design centers in the United States in Huntsville, Alabama and Pulaski, Tennessee, and elsewhere in Campinas, Brazil, Csongrad, Hungary, Guadalajara, Mexico, Cork, Ireland, East Kilbride, Scotland, Singapore, and Katrineholm, Sweden.

     In consideration of the capital stock of AVEX and Holdings, Benchmark has agreed to pay $255 million in cash (less any indebtedness assumed), subject to certain adjustments, and to issue one million shares of its Common Stock to the Seller. Benchmark and the Seller have agreed for federal income tax purposes to allocate the purchase price pursuant to treasury Section 1.338(h)(10)-1(f).

     The Stock Purchase Agreement contains certain representations, warranties, covenants (including noncompetition and nonsolicitation provisions applicable to the Seller) and conditions and certain indemnification provisions. Completion of the AVEX acquisition is subject to a number of conditions, including the receipt of all material consents and approvals from all governmental authorities, including approvals under the antitrust or competition laws of Mexico, Sweden and the United States (early termination has been received from the United States) and, prior to August 6, 1999, the absence of the occurrence of any event having a material adverse effect on the financial condition, results of operations or business, taken as a whole, of AVEX. One of AVEX's largest customers has a contractual right to terminate its manufacturing agreement with AVEX upon the change of control of AVEX. The AVEX acquisition would constitute such a change of control. Benchmark expects to complete the AVEX acquisition even if this customer exercises its right to terminate its agreement. This customer, like any other customer, is not obligated to continue using AVEX in the future, even if the agreement remains in effect after the closing of the AVEX acquisition. The AVEX acquisition agreement provides that the representations, warranties and indemnification obligations of the Seller survive for certain periods and terminate thereafter. Benchmark expects this transaction to close during August 1999, but in any case no later than the termination date in the Stock Purchase Agreement, which is September 30, 1999.

     In addition, AVEX's Scottish subsidiary has a factoring arrangement with J.M. Huber Finance Corporation in Dublin, Ireland. Under this program, AVEX factors certain of its non-US dollar denominated receivables in order to improve cash flow, finance its working capital requirements and to mitigate its exposure to currency risk. Pursuant to the Stock Purchase Agreement, Benchmark and J.M. Huber Finance Corporation may elect to continue the arrangement after closing.

     Benchmark and the Seller have agreed to enter into a Registration Rights Agreement, which will provide for the registration under the Securities Act of resales of the shares of Common Stock issued to the Seller at closing. The Registration Rights Agreement is expected to require Benchmark (i) to file within 90 days after closing, or a reasonable time-period thereafter, a shelf registration statement covering resales of the Common Stock received by the Seller, (ii) to use its best efforts to cause such shelf registration statement to become effective within 120 days of closing and (iii) to maintain such shelf registration statement for a period of time thereafter.

     Benchmark has received a commitment from a commercial bank to provide (i) a revolving credit facility in an aggregate amount of up to $100 million (the Revolving Credit Facility), of which up to $5 million will be available for the issuance of letters of credit, which will mature on September 30, 2004 and (ii) a term loan in the amount of $75 million, which will mature on September 30, 2004 (Term Loan A). In addition, Benchmark has received a commitment from another commercial bank for

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a term loan in the amount of $125 million, which will mature on September 30,
2005 (the Term Loan B, and collectively with the Revolving Credit Facility and the Term Loan A, the Facility). On August 2, 1999, Benchmark announced its intention to engage in a capital markets transaction. In the event that Benchmark receives $125 million in gross cash proceeds from the capital markets transaction, Term Loan B will not be funded. It is expected that the Revolving Credit Facility and Term Loan A will be funded by a syndicate of banks, financial institutions and other entities. In the event that Term Loan B is funded, such funds will be provided by the commercial bank providing the commitment or syndicated to other banks, financial institutions and entities.

     Exhibit 99.1 to this report contains the audited combined financial statements of AVEX Electronics, Inc., its subsidiaries and certain related companies (all ultimately owned by J.M. Huber Corporation) as of December 31, 1998 and 1997 and for each of the years in the three year period ended December 31, 1998.

     Exhibit 99.2 to this report contains the unaudited combined financial statements of AVEX Electronics, Inc., its subsidiaries and certain related companies (all ultimately owned by J.M. Huber Corporation) as of June 30, 1999 and for each of the six-month periods ended June 30, 1999 and 1998.

     Exhibit 99.3 to this report contains the unaudited pro forma condensed combined financial statements of Benchmark Electronics, Inc. as of and for the six months ended June 30, 1999 and for the year ended December 31, 1998, which gives effect to the pending acquisition of AVEX by Benchmark under the purchase method of accounting.

     We make "forward-looking statements" within the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995 throughout this Current Report on Form 8-K. You can identify these statements by forward-looking words such as "may," "intend," "will," "expect," "anticipate," "believe,"
"estimate," "should," "strategy," "position," "plan" and "continue" or the negatives of those words or other variations on them or by comparable terminology. We have based these statements on our current expectations about future events. Although we believe that our expectations reflected in or suggested by our forward-looking statements are reasonable, we cannot assure you that these expectations will be achieved. Our actual results may differ materially from what we currently expect. Important factors which could cause our actual results to differ materially from the forward-looking statements in this report include, without limitation, the completion of the pending acquisition of AVEX and, if completed, the termination by one of AVEX's largest customers of its turnkey manufacturing agreement with AVEX as a result of our purchase of AVEX, the integration of the operations of AVEX and the incurrence of operating losses at AVEX after its acquisition by us; the loss of a major customer; changes in customer concentration; the absence of long-term sales contracts; dependence on the growth of the enterprise computer, telecommunications, medical device, industrial control, and testing and instrumentation and, upon completion of the AVEX acquisition, the networking/servers and high-end video/audio/entertainment, industries; risks associated with our international operations; availability of customer specified components; dependence on certain key executives; environmental laws; Year 2000 problems; fluctuations in quarterly results; stock price volatility; and competition from other providers of electronics manufacturing services. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

     You should read this report completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even though our situation will change in the future. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

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
ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits

     The following material is filed as an exhibit to this Current Report on Form 8-K.

        EXHIBIT
         NUMBER                              DESCRIPTION
       ---------                           ----------------
          23         --   Consent of Independent Auditors
          99.1       --   Audited combined financial statements of AVEX Electronics, Inc., its subsidiaries and certain related companies (all ultimately wholly owned by J.M. Huber Corporation) as of
                          December 31, 1998 and 1997 and for each of the years in the three year period ended
                          December 31, 1998.
          99.2       --   Unaudited combined financial statements of AVEX Electronics, Inc., its subsidiaries and certain related companies (all ultimately wholly owned by J.M. Huber Corporation) as of
                          June 30, 1999 and for each of the six-month periods ended June 30, 1999 and 1998.
          99.3       --   Unaudited pro forma condensed combined financial statements of Benchmark Electronics, Inc.
                          as of and for the six months ended June 30, 1999 and for the year ended December 31, 1998.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          BENCHMARK ELECTRONICS, INC.


                                          By: /s/ GAYLA J. DELLY
                                                  GAYLA J. DELLY
                                                  TREASURER

Dated: August 2, 1999

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
                                 EXHIBIT INDEX

        EXHIBIT
         NUMBER                                DESCRIPTION
       ---------                              --------------
          23         --   Consent of Independent Auditors
          99.1       --   Audited combined financial statements of AVEX Electronics, Inc., its subsidiaries and certain related companies (all ultimately wholly owned by J.M. Huber Corporation) as of
                          December 31, 1998 and 1997 and for each of the years in the three year period ended
                          December 31, 1998.
          99.2       --   Unaudited combined financial statements of AVEX Electronics, Inc., its subsidiaries and certain related companies (all ultimately wholly owned by J.M. Huber Corporation) as of
                          June 30, 1999 and for each of the six-month periods ended June 30, 1999 and 1998.
          99.3       --   Unaudited pro forma condensed combined financial statements of Benchmark Electronics, Inc.
                          as of and for the six months ended June 30, 1999 and for the year ended December 31, 1998, which give effect to the pending acquisition of AVEX by Benchmark under the purchase method of accounting.

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